SECURITIES AND EXCHANGE COMMISSION

                          Washington, D.C.  20549

                              ________________

                                 Form 8-A/A

             FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                  PURSUANT TO SECTION 12(b) OR (g) OF THE
                      SECURITIES EXCHANGE ACT OF 1934

                    Great Western Financial Corporation
           (Exact Name of Registrant as Specified in Its Charter)

                    Delaware                           95-1913457
     (State of Incorporation or Organization)     (I.R.S. Employer
                                                  Identification No.)

               9200 Oakdale Avenue,
               Chatsworth, California                  91311-6519
     (Address of Principal Executive Offices)          (Zip Code)

     If this form relates to the         If this form relates to the
     registration of a class of debt     registration of a class of
     securities and is effective         debt securities and is to
     upon filing pursuant to General     become effective
     Instruction A(c)(1) please          simultaneously with the
     check the following box. ( )        effectiveness of a concurrent
                                         registration statement under
                                         the Securities Act of 1933
                                         pursuant to General
                                         Instruction A(c)(2) please
                                         check the following box. ( )

     Securities to be registered pursuant to Section 12(b) of the Act:

          Title of Each Class           Name of Each Exchange on Which
          to be so Registered           Each Class is to be Registered
          -------------------           ------------------------------
          Junior Participating              New York Stock Exchange
            Preferred Stock                  Pacific Stock Exchange
            Purchase Rights

     Securities to be registered pursuant to Section 12(g) of the Act:

                               Not Applicable
                              (Title of Class)


                                 SIGNATURE

               Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned hereunto duly authorized.

                              GREAT WESTERN FINANCIAL CORPORATION

                              By:  /s/ J. Lance Erikson
                                   -----------------------------
                                   J. Lance Erikson
                                   Executive Vice President,
                                   Secretary and General Counsel

     Date:  January 31, 1997